Exhibit 10.1

AMENDMENT TO THE

AVENUE THERAPEUTICS, INC

2015 INCENTIVE PLAN

This Amendment to the Avenue Therapeutics, Inc. 2015 Incentive Plan (the “Plan”), has been adopted by the Board of Directors (the “Board”) and approved by the stockholders of Avenue Therapeutics, Inc. (the “Company”), to be effective as of January 30, 2023.

1. The Plan is hereby amended by deleting Section 5.1 of the Plan in its entirety and replacing it with the following:

“5.1. NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 5,266,666. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 5,266,666. The maximum aggregate number of Shares associated with any Award granted under the Plan in any calendar year to any one Non-Employee Director shall be 100,000 Shares.”

2. Except as specifically set forth herein, the terms of the Plan shall be and remain unchanged, and the Plan as amended shall remain in full force and effect.

The foregoing is hereby acknowledged as being the Amendment to the Plan, as adopted by the Board on November 2, 2022, and approved by the stockholders on January 30, 2023.